Exhibit 2.5

                             KATANGA MINING LIMITED

                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the annual general meeting of shareholders (the "Meeting") of Katanga Mining Limited (the "Company") will be held at The Fairmont Royal York, 100 Front Street West, Toronto, Ontario, on Wednesday, May 6, 2009, at 4:30 p.m. (Toronto time) for the following purposes:

(a) to receive and consider the financial statements of the Company for the year ended December 31, 2008 and the report of the auditors thereon;

(b) to appoint PricewaterhouseCoopers LLP, as auditors of the Company for the current year and to authorize the directors to fix their remuneration;

(c)  to elect the directors of the Company for the ensuing year; and

(d) to transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

This notice is accompanied by a form of proxy, the management information circular, the financial statements of the Company for the year ended December 31, 2008 and the request form for annual materials.

Regardless of whether or not you are able to be present at the Meeting, shareholders are requested to complete, date, sign and return the enclosed form of proxy in accordance with its instructions (unregistered shareholders must deliver their completed proxies in accordance with the instructions given by their financial institution or other intermediary that forwarded the form of proxy to them) so that as large a representation as possible may be had at the Meeting.

The Board has fixed the close of business on March 19, 2009 as the record date, being the date for the determination of registered holders of common shares of the Company entitled to receive notice of the Meeting and any adjournments thereof.

To be effective, forms of proxy must be received by Equity Transfer & Trust Company, Attn: Proxy Department, 200 University Avenue, Suite 400, Toronto, Ontario, M5H 4H1 (Fax: (416) 342-1095) 48 hours (excluding Saturdays, Sundays and statutory holidays in the City of Toronto, Ontario) prior to the time of the Meeting, or if the Meeting is adjourned or postponed, 48 hours (excluding Saturdays, Sundays, and statutory holidays in the City of Toronto, Ontario) prior to the time of such adjourned or postponed Meeting.

DATED at Toronto this 3rd day of April, 2009.

                                        BY ORDER OF THE BOARD

                                        (Signed) "Hugh Stoyell"

                                        Non-Executive Chairman

                             KATANGA MINING LIMITED
                         MANAGEMENT INFORMATION CIRCULAR

                               DATED APRIL 3, 2009

                            GENERAL PROXY INFORMATION

Solicitation of Proxies

This management information circular (the "Circular") is furnished in connection with the solicitation of proxies by the management of Katanga Mining Limited (the "Company") for use at the annual general meeting of the shareholders (the "Meeting") of the Company at the time and place and for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders. References in this Circular to the Meeting include any adjournments or postponements thereof. It is expected that the solicitation will be primarily by mail, however, proxies may also be solicited personally by regular employees of the Company and the Company may use the services of an outside proxy solicitation agency to solicit proxies. The cost of solicitation will be borne by the Company.

The board of directors of the Company (the "Board") has fixed the close of business on March 19, 2009 as the record date, being the date for the determination of the registered holders of securities entitled to receive notice of the Meeting. Duly completed and executed proxies must be received by the Company's transfer agent at the address indicated on the enclosed envelope no later than 48 hours (excluding Saturdays, Sundays and statutory holidays in the City of Toronto, Ontario) prior to the time of the Meeting or any adjournments or postponements thereof.

In this Circular, unless otherwise indicated, all dollar amounts "$" are expressed in Canadian dollars and references to "US$" are to United States dollars.

Unless otherwise stated, the information contained in this Circular is as of April 3, 2009.

Appointment and Revocation of Proxies
-------------------------------------

The persons named in the enclosed form of proxy are officers and/or directors of the Company. A shareholder desiring to appoint some other person, who need not be a shareholder, to represent them at the Meeting, may do so by inserting such person's name in the blank space provided in the enclosed form of proxy or by completing another proper form of proxy and, in either case, depositing the completed and executed proxy at the office of the Company's transfer agent indicated on the enclosed envelope no later than 48 hours (excluding Saturdays, Sundays and statutory holidays in the City of Toronto, Ontario) prior to the time set for the Meeting or any adjournments or postponements thereof.

A shareholder forwarding the enclosed proxy may indicate the manner in which the appointee is to vote with respect to any specific item by checking the appropriate space. If the shareholder giving the proxy wishes to confer a discretionary authority with respect to any item of business, then the space opposite the item is to be left blank. The shares represented by the proxy submitted by a shareholder will be voted in accordance with the directions, if any, given in the proxy.

A proxy given pursuant to this solicitation may be revoked by an instrument in writing executed by a shareholder or by a shareholder's attorney authorized in writing (or, if the shareholder is a corporation, by a duly authorized officer or attorney) and deposited either at the registered office of the Company, or at the offices of Equity Transfer & Trust Company, Attn: Proxy Department, 200 University Avenue, Suite 400, Toronto, Ontario, M5H 4H1 (Fax: (416) 361-0470) at any time up to and including the last business day preceding the day of the Meeting, or any adjournments or postponements thereof, or with the Chairman of the Meeting on the day of the Meeting, or any adjournments or postponements thereof, or in any other manner permitted by law.

Exercise of Discretion by Proxies
---------------------------------

The persons named in the enclosed form of proxy will vote the shares in respect of which they are appointed in accordance with the direction of the shareholders appointing them. In the absence of such direction, such shares will be voted in favour of passing all of the resolutions described below. The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice of Annual General Meeting of Shareholders and with respect to other matters which may properly come before the Meeting. At the time of printing of this Circular, management knows of no such amendments, variations or other matters to come before the Meeting. However, if any other matters that are not now known to management should properly come before the Meeting, the proxy will be voted on such matters in accordance with the best judgment of the named proxies.

Voting by Non-Registered Shareholders
-------------------------------------

Only registered shareholders of the Company or the persons they appoint as their proxies are permitted to vote at the Meeting. Most shareholders of the Company are "non-registered" shareholders ("Non-Registered Shareholders") because the shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the shares. Shares beneficially owned by a Non-Registered Shareholder are registered either: (i) in the name of an intermediary (an "Intermediary") that the Non-Registered Shareholder deals with in respect of the shares of the Company (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees); or (ii) in the name of a clearing agency (such as CDS Clearing and Depositary Services Inc.) of which the Intermediary is a participant. In accordance with applicable securities law requirements, the Company will have distributed copies of the Notice of Annual General Meeting of Shareholders, this Circular, the form of proxy and the request form (collectively, the "Meeting Materials") to the clearing agencies and Intermediaries for distribution to Non-Registered Shareholders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Shareholders unless a Non-Registered Shareholder has waived the right to receive them. Intermediaries often use service companies to forward the Meeting Materials to Non-Registered Shareholders. Generally, Non-Registered Shareholders who have not waived the right to receive Meeting Materials will either:

     (i) be given a voting instruction form which is not signed by the Intermediary and which, when properly completed and signed by the Non-Registered Shareholder and returned to the Intermediary or its service company, will constitute voting instructions (often called a "voting instruction form") which the Intermediary must follow. Typically, the voting instruction form will consist of a one page pre-printed form. Sometimes, instead of the one page pre-printed form, the voting instruction form will consist of a regular printed proxy form accompanied by a page of instructions which contains a removable label with a bar-code and other information. In order for the form of proxy to validly constitute a voting instruction form, the Non-Registered Shareholder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and submit it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company; or

     (ii) be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of shares beneficially owned by the Non-Registered Shareholder but which is otherwise not completed by the Intermediary. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Shareholder when submitting the proxy. In this case, the Non-Registered Shareholder who wishes to submit a proxy should properly complete the form of proxy and deposit it with the Company, c/o Equity Transfer & Trust Company, Attn: Proxy Department, 200 University Avenue, Suite 400, Toronto, Ontario, M5H 4H1 (Fax: (416) 342-1095).

In either case, the purpose of these procedures is to permit Non-Registered Shareholders to direct the voting of the shares of the Company they beneficially own. Should a Non-Registered Shareholder who receives one of the above forms wish to vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Shareholder), the Non-Registered Shareholder should strike out the persons named in the form of proxy and insert the Non-Registered Shareholder or such other person's name in the blank space provided. In either case, Non-Registered Shareholders should carefully follow the instructions of their Intermediary, including those regarding when and where the proxy or voting instruction form is to be delivered.

A Non-Registered Shareholder may revoke a voting instruction form or a waiver of the right to receive Meeting Materials and to vote which has been given to an Intermediary at any time by written notice to the Intermediary provided that an Intermediary is not required to act on a revocation of a voting instruction form or of a waiver of the right to receive Meeting Materials and to vote which is not received by the Intermediary at least seven (7) days prior to the Meeting.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of the directors or executive officers of the Company, any person who has held such a position since the beginning of the last completed financial year of the Company, any proposed nominee for election as a director of the Company nor any associate or affiliate of the foregoing persons, has any substantial or material interest, directly or indirectly, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Meeting, other than the election of directors or the appointment of auditors.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of April 3, 2009, a total of 206,320,802 common shares (the "Common Shares") in the capital of the Company were issued and outstanding. Each Common Share entitles the holder thereof to one vote on each matter coming before the Meeting. The Company does not have any other class of security entitled to vote at the Meeting. The record date for the determination of shareholders entitled to receive notice of the Meeting has been fixed at March 19, 2009.

On January 11, 2008, the Company's shareholders approved a merger (the "Merger") between the Company and Nikanor PLC ("Nikanor") as more particularly described in the annual information form of the Company dated March 20, 2008 (the "2008 AIF").

As part of the terms of the approval of the Merger by certain of the major shareholders of Nikanor and the Company (collectively, the "Major
Shareholders"), it was agreed between the Company and each of the Major Shareholders pursuant to the terms of relationship agreements (the "Relationship Agreements"), that the Major Shareholders will have certain appointment and nomination rights in respect of directors of the Company.

In particular, George Forrest has the right to appoint two non-executive directors; Glencore Finance (Bermuda) Limited ("Glencore Finance"), one non-executive director; Cosaf Limited ("Cosaf") and Pitchley Properties Limited ("Pitchley") (taken together), one non-executive director and Oakey Invest Holdings Inc. ("Oakey"), one non-executive director. See the heading "Interest of Management and Insiders in Material Transactions" in the 2008 AIF.

To the knowledge of the directors and executive officers of the Company, as of the date hereof, no person or company beneficially owns, controls or directs, directly or indirectly, voting securities of the Company carrying more than 10% of the voting rights attached to any class of voting securities of the Company other than:

================================================================================
Name                                    Common Shares Beneficially Owned #/%(1)
--------------------------------------------------------------------------------
RP Capital Entities(2)                          47,795,722 (23.16%)
--------------------------------------------------------------------------------
Oakey Invest Holdings Inc.                      29,037,983 (14.07%)
================================================================================

Notes:
------
(1) The information as to Common Shares beneficially owned, controlled or directed, not being within the knowledge of the Company, has been obtained by the Company from publicly disclosed information and/or furnished by the shareholders listed above.
(2) The Company understands that Glencore Finance, RP Explorer Master Fund, Ruwenzori Limited and Cosaf were parties to a co-operation and voting agreement dated January 21, 2008 in relation to the Company, which was terminated effective February 9, 2009.

       SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides details of compensation plans under which equity securities of the Company are authorized for issuance as of the financial year ended December 31, 2008.

=================================================================================================================

                              Number of securities to                                 Number of securities
                               be issued upon exercise   Weighted-average price       remaining available for
                               of outstanding options,   of outstanding options,    future issuance under equity
       Plan Category           warrants and rights(1)      warrants and rights         compensation plans(2)
-----------------------------------------------------------------------------------------------------------------
Equity compensation plans            5,515,686                   $11.95                      5,691,124
approved by securityholders
-----------------------------------------------------------------------------------------------------------------
Equity compensation plans               N/A                        N/A                          N/A
not approved by
securityholders
-----------------------------------------------------------------------------------------------------------------
Total                                5,515,686                   $11.95                      5,691,124
=================================================================================================================

Notes:
------
(1) Represents the number of Common Shares issuable upon the exercise of outstanding Options (including 902,353 Common Shares issuable under the Nikanor Options (as defined below) as at December 31, 2008.
(2) Based on the maximum number of Common Shares reserved for issuance upon the exercise of Options under the Stock Option Plan (5%) of 10,304,457 as at the year ended December 31, 2008.

The Stock Option Plan
---------------------

Pursuant to the Company's stock option plan (the "Stock Option Plan"), as amended by shareholders on January 11, 2008, the Board may grant stock options ("Options") to directors, officers, employees and consultants of the Company and its Affiliates (as such term is defined in the Securities Act (Ontario)) or to employees of a corporation providing management or administrative services to the Company. The aggregate maximum number of Common Shares available for issuance from treasury under this Stock Option Plan is not to exceed 5% of the issued and outstanding Common Shares from time to time.

The number of Common Shares subject to each Option is determined by the Board within the guidelines established by the Stock Option Plan. The Options enable such persons to purchase Common Shares at a price fixed pursuant to such guidelines. The Options are exercisable by the optionee giving the Company notice and payment of the exercise price for the number of Common Shares to be acquired. Under the Stock Option Plan, the number of Common Shares issuable pursuant to Options granted to Insiders (as such term is defined in the Securities Act (Ontario)) shall not exceed 10% of the outstanding Common Shares at the time of grant. In addition, the number of Common Shares issued to Insiders pursuant to Options, within a one year period, shall not exceed 10% of the Common Shares outstanding at the time of grant.

All Options granted pursuant to the Stock Option Plan shall be subject to a written agreement. Such Option agreements shall provide that the Option can only be exercised by the optionee and only so long as the optionee shall continue in the capacity as a director, officer, consultant or employee of the Company or Affiliate or as an employee of the management or administrative corporation and during a period of not more than 90 days after ceasing to be a director, officer, consultant or employee (unless otherwise approved by the Board) or, if the optionee dies, by their legal representatives up to and including the expiry date of the Option. The Options terminate immediately upon an optionee being removed, dismissed or terminated with cause from such a position. The agreements also provide that disinterested shareholder approval must be obtained prior to the reduction of the exercise price of Options granted to Insiders.

Options granted under the Stock Option Plan are not transferable or assignable other than pursuant to laws of succession, except that Options may be assigned by an optionee to his or her holding company, subject to the rules of the Toronto Stock Exchange ("TSX").

Options expiring during a blackout period, or within two business days after the last day of a blackout period, are automatically extended to the date which is ten trading days after the expiry of the blackout period.

Pursuant to the terms of the Stock Option Plan, the Board is permitted to make amendments to the Stock Option Plan that, in their sole judgment are required, without obtaining the approval of shareholders, except for: (a) reductions in the exercise price of Options granted to Insiders of the Company; (b) amendments to the maximum number of Options that can be granted under the Stock Option Plan to acquire Common Shares; and (c) amendments to extend the terms of outstanding Options granted pursuant to the Stock Option Plan. The Board may, subject to requisite regulatory approval, make all other amendments to the Stock Option Plan that are not of the type contemplated in items (a), (b) and (c) above, including, but not limited to, amendments of a "housekeeping nature", changes to the vesting schedule of outstanding Options (however such changes shall not extend vesting of options beyond three years), and amendments to allow for the addition of a cashless exercise feature, payable in cash or securities, which provides for a full deduction of the number of underlying securities from the Stock Option Plan.

In addition to the limit on the number of Common Shares issuable pursuant to the Stock Option Plan, Common Shares are issuable upon exercise of outstanding options of Nikanor ("Nikanor Options") rolled-over pursuant to the terms of the Merger. Such Nikanor Options will continue to be governed by the terms of the Nikanor Share Plan 2006 and are not governed by the terms of the Stock Option Plan.

Restricted Share Unit Plan
--------------------------

The restricted share unit plan of the Company (the "Restricted Share Unit Plan") is administered by the Board (or a committee of the Board). The purpose of the Restricted Share Unit Plan is to provide directors, officers, full time employees and consultants ("Eligible Persons") of the Company and its affiliates with compensation opportunities that will encourage ownership of Common Shares, enhance the Company's ability to attract, retain and motivate key personnel, and reward Eligible Persons for their contribution to the growth of the Company.

Subject to the terms of the Restricted Share Unit Plan, each right (a "Right") granted to an Eligible Person to receive one Common Share purchased by the trustee (the "Trustee"), appointed by the Board under the Restricted Share Unit Plan, will vest over a period of three years from the date of grant in equal amounts at the end of each year. The Board may however, at its sole discretion, provide for any other vesting schedule upon the grant of Rights. Upon the vesting of Rights, the Company will pay to the Trustee a sufficient amount of funds for the Trustee to purchase forthwith on the TSX one Common Share for each Right then vested. The Trustee shall use the funds received to purchase Common Shares on the TSX and register them in the name of the holder (or in the name of any of the holder's brokerage accounts, as directed by such holder) and shall deliver such Common Shares as directed by the holder. The Trustee shall purchase the Common Shares as soon as practicable following receipt of the funds paid by the Company. In the event that the funds provided to the Trustee are insufficient to purchase all Common Shares necessary for all Rights then vested, the Trustee shall advise the Company forthwith and the Company shall immediately provide the necessary additional funds to the Trustee. Excess funds held by the Trustee are to be returned to the Company.

In the event of the retirement, termination or resignation of an Eligible Person, all unvested Rights held by the Eligible Person shall immediately terminate and be of no further force or effect, provided that the Board has the absolute discretion to waive such termination. Rights under the Restricted Share Unit Plan can be granted for a maximum term of five (5) years.

If there is a Change of Control (as defined in the Restricted Share Unit Plan) of the Company while any Rights granted under the Restricted Share Unit Plan are outstanding, such Rights, subject to approval of the TSX (if required), shall vest immediately and be fully converted notwithstanding the terms thereof.

                       STATEMENT OF EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
------------------------------------

Objectives of Compensation Program

The objectives of the Company's compensation program are to attract, hold and inspire the performance of members of senior management in order to enhance profitability and growth of the Company. Specifically, the compensation strategy has been designed to ensure internal consistency in rewarding contribution and external validity against the market. A flexible reward structure was identified to respond to organisational growth and market changes whilst driving performance of the key members of the executive team.

Overview of the Compensation Philosophy

The following principles guide the Company's overall compensation philosophy:
(i) providing a fair and competitive level of compensation; (ii) attracting, retaining and motivating its executives who are critical to the Company's long-term success; (iii) rewarding performance, both on an individual basis and with respect to the business in general; and (iv) reinforcing the link between the shareholders' interests and the compensation of the Company's executive officers.

In order to achieve these objectives, the compensation paid to executive officers consists of the following components: (a) base salary; (b) annual performance-based incentives; (c) Option grants under the Stock Option Plan; (d) Rights grants under the Restricted Share Unit Plan; (e) payments under the Executive Retirement Allowance Plan ("ERAP"); (f) assignment completion bonuses ("ACB"); and (g) various perquisites. These components are included in the employment agreements of the Named Executive Officers (as hereinafter defined). Also see "Summary Compensation Table" below.

The Compensation Committee and Compensation Review Process

As a result of the Merger and the new director appointments to the Board on January 11, 2008, the Corporate Governance and Compensation Committee was split into two separate committees.

The Compensation Committee assists the Board by making recommendations to the Board concerning the salary, bonus, and other benefits of the Chief Executive Officer and other members of the senior management team. In setting base salaries and bonuses for the Chief Executive Officer and other executive officers, the Compensation Committee reviews compensation paid to other chief executive officers and senior executive officers in the industry and the particular individual's achievement of the Company's objectives during the previous financial year. The Compensation Committee reviews on an annual basis the compensation of the Board. The Compensation Committee also reviews salary guidelines, share plan proposals and employment benefit trends and makes recommendations to the Board where appropriate. The Compensation Committee has been involved in determining the remuneration and compensation package for the new interim Chief Executive Officer. Kepler Associates was engaged to conduct a benchmarking exercise and the Compensation Committee considered their proposed recommendations which were presented based on the findings of their studies.

The following table sets forth the meetings held by the Compensation Committee during the year ended December 31, 2008.

------------------------------------------------------------------------------------------------------------------------
Date                                                                       Topics of Discussion
------------------------------------------------------------------------------------------------------------------------
March 17, 2008                                          o   Directors' remuneration recommendations for Board approval
------------------------------------------------------------------------------------------------------------------------
April 29, 2008                                          o   Granting of Options and Rights
------------------------------------------------------------------------------------------------------------------------
July 9, 2008                                            o   Discussion regarding compensation of any future appointed
(joint meeting with Corporate Governance &                  Chief Executive Officer
Nomination Committee)                                   o   Change of Control payments
                                                        o   Remuneration of Kamoto Operating Limited ("KOL") Special
                                                            Committee
------------------------------------------------------------------------------------------------------------------------
July 22, 2008                                           o   Remuneration/Job Description of proposed new Chief
(joint meeting with Corporate Governance &                  Executive Officer
Nomination Committee)
------------------------------------------------------------------------------------------------------------------------
August 4, 2008                                          o   Chief Executive Officer
                                                        o   Change of Control Agreements/Retention of Management.
                                                        o   Remuneration of KOL Special Committee
                                                        o   Granting of Options and Rights
------------------------------------------------------------------------------------------------------------------------
September 23, 2008                                      o   Chief  Executive Officer and Chief Operating Officer
                                                            Secondments
------------------------------------------------------------------------------------------------------------------------
November 3, 2008                                        o   Granting of Options and Rights
                                                        o   Change of Control Agreements
                                                        o   Directors' Compensation
------------------------------------------------------------------------------------------------------------------------

In conducting its review and making its recommendations to the Board, the Compensation Committee was satisfied that all recommendations complied with the Compensation Committee's philosophy and guidelines set forth above.

Elements of Executive Compensation

The six main elements of compensation of the Chief Executive Officer and other senior executive officers of the Company for the financial year ended December 31, 2008 included annual compensation in the form of base salary, annual performance-based incentives, long-term equity based incentives in the form of Options and Rights and long-term non-equity based incentives in the form of ERAP and ACB payments. Competitive benefits and perquisites are also provided.

Cash-Based Compensation
-----------------------

Base Salary

Salaries form an essential component of the Company's compensation mix as they are the first base measure to compare and remain competitive relative to peer groups. Base salaries are fixed and therefore not subject to uncertainty and are used as the base to determine other elements of compensation and benefits.

The main consideration in establishing base salary ranges for the Company's executive officers is the evaluation of market comparables for similar positions. Within those ranges, individual rates generally vary with weight being placed on the following factors: (a) the particular responsibilities related to the position; (b) salaries paid by comparable businesses; (c) the experience level of the executive officer; and (d) his or her overall performance.

The Compensation Committee believes that it is appropriate to establish compensation levels based in part on benchmarking against similar companies, both in terms of compensation practices as well as levels of compensation. In this way, the Company can gauge and ensure that its compensation is competitive and reasonable in the marketplace.

Accordingly, the Compensation Committee reviews compensation levels for the Named Executive Officers against compensation levels of comparison companies identified by the Compensation Committee members. In choosing a comparative group, the Company uses a group of publicly-traded mining companies of comparable size to the Company, as determined by annual revenue, market capitalization and complexity and scope of operations.

Annual Performance-Based Cash Incentives

Annual cash incentives are a variable component of compensation designed to reward the Company's executive officers, directors, employees and consultants for maximizing annual operating performance.

The Company's business plan requires that the focus is on project development milestones and safe, efficient and responsible (environmental and social) production growth. These measures are therefore regarded as the basis for the annual variable incentive scheme, linking management performance with the commitments made to the Company's shareholders.

Bonus payments are awarded to executives, after taking into account corporate performance and individual performance. In assessing corporate performance, it is recognized that executive officers cannot control certain factors, such as interest rates and the international market for copper and cobalt produced by the Company. When applying the corporate performance criteria, the Compensation Committee considers factors over which the executive officers can exercise control, such as meeting budget targets established by the Board at the beginning of each year, controlling costs, safety performance, taking advantage of business opportunities and enhancing the competitive and business prospects of the Company. In determining payout amounts, significant weight is given to market comparable information. Individual performance is qualitative in nature, based largely on performance relative to goals and objectives determined at the beginning of the year. All awards are at the discretion of the Compensation Committee and on the recommendation of the Chief Executive Officer.

Other Compensation (Perquisites)

Perquisites provided for executive officers are done so at the sole discretion of the Company as a means of attracting and retaining their services. Perquisites are offered for competitive reasons and can be specific to the location of the role and taking into consideration the needs of the individual concerned.

Equity Incentive Plans
----------------------

Options

The granting of Options is a variable component of compensation intended to attract, motivate and reward the Company's executive officers in advancing the interests and success of the Company. It is also intended to promote ownership of the Company and align the interests of management with the interests of the Company's shareholders. In the benchmarking exercise that was conducted it was found that 20 out of 25 companies surveyed utilize stock option plans as part of their remuneration strategy.

In determining the number of Options to be granted under the Stock Option Plan, the Compensation Committee gives consideration to, among other things, the individual's current and potential contribution to the success of the Company as well as the relative position of the individual within the Company.

The Board may determine by resolution those employees, consultants, officers and directors to whom Options should be granted under the Stock Option Plan and grant such Options as it deems appropriate. The Board determines and specifies in its resolutions the number of Common Shares that should be placed under Option to each such employee, consultant, officer or director, the price per Common Share to be paid upon the exercise of each such Option and the period during which the Option may be exercised. See "Securities Authorized for Issuance under Equity Compensation Plans" for a summary of the material terms and conditions of the Stock Option Plan.

Rights

The granting of Rights is intended to attract, retain and motivate the Company's executive officers and reward them for their contribution to the growth of the Company. It is also intended to promote ownership of the Company and thus serves to align the interests of management with the interests of the Company's shareholders.

In determining the number of Rights to be granted under the Restricted Share Unit Plan, the Compensation Committee gives consideration to, among other things, the individual's current and potential contribution to the success of the Company as well as the relative position of the individual within the Company.

The Board and the Compensation Committee have the power to: (i) appoint the Trustee under the Restricted Share Unit Plan and enter in any agreement with the Trustee necessary in connection with such an appointment; (ii) determine the Eligible Persons who will participate in the Restricted Share Unit Plan; and
(iii) determine the level of participation of each Eligible Person. See "Securities Authorized for Issuance under Equity Compensation Plans" for a summary of the material terms and conditions of the Restricted Share Unit Plan.

Non-Equity Incentive Plans
--------------------------

Executive Retirement Allowance Plan

A further element of the executive compensation entitlement is the ERAP. The purpose of the ERAP is to provide eligible employees with the right to receive a deferred retention bonus upon the completion of service with the Company. Due to the nature of its service-related eligibility, it forms an integral component in retaining executive officers.

At the discretion of the Board, certain employees are entitled to participate in the ERAP in accordance with the terms of their employment agreements. This provision provides that upon the completion of a two-year assignment with the Company, the employee is entitled to receive an ERAP payment equal to 15% of the sum of the participant's base salary, including foreign service premiums, plus annual target bonus, regardless of whether the bonus is in fact achieved for each completed year of service. Following two years of service, any partial years are to be recognized on a pro rata basis. The cash payment pursuant to the ERAP becomes payable upon the cessation of a participant's employment. No payments pursuant to the ERAP are payable in the event a participant's employment is terminated with cause.

Assignment Completion Bonus
---------------------------

At the discretion of the Board, certain executive officers are also entitled to receive an ACB in accordance with the terms of their employment agreements. This provision typically provides that upon the completion of a two year assignment with the Company, the employee shall be entitled to receive an ACB equal to 2 1/2 months of their base salary, including foreign service premiums, for each completed year of service. Following two years of service, any partial years are to be recognized on a pro rata basis. The ACB payment is to be included in the employee's final pay and thus serves as a deferred bonus plan payable on termination. The provision of an ACB provides a direct cash benefit to executive officers, which rewards individuals on the basis of long-term service to the Company.

Overview of How Compensation Program Fits with Compensation Goals

Attract, Hold and Inspire Key Talent
------------------------------------

The compensation package meets the goal of attracting, holding and motivating key talent in a highly competitive mining environment through the following elements: (i) a competitive cash compensation program, consisting of base salary and bonus opportunity; (ii) providing an opportunity through the grant of Options and Rights to participate in the Company's growth and value; and (iii) providing an opportunity through the ERAP and ACB payments to participate and accrue cash benefits over the long-term.

Alignment of Interests of Management with Interest of the Company's Shareholders
--------------------------------------------------------------------------------

The compensation package meets the goal of aligning the interests of management with the interest of the Company's shareholders through the grant of Options and Rights, pursuant to which any increase in the Company's shares price over time will benefit both executives and shareholders and through the provision of a three-year vesting period on Rights awards which incentivizes management to focus on long-term growth and increase in share value rather than focusing on short-term increases.

PERFORMANCE GRAPH
-----------------

The following graph compares the yearly percentage change in the cumulative total shareholder return for C$100 invested in Common Shares against the cumulative total shareholder return of the S&P/TSX Composite Index for the most recently completed financial years of the Company since it became listed on the TSX, assuming the reinvestment of all dividends.

                             June 28/06    Dec. 06     Dec. 07     Dec. 08
Katanga Mining Limited          100.00      120.20      275.96       6.68
S&P/TSX Composite Index         100.00      115.36      126.71      84.89

                             [SEE SUPPLEMENTAL PDF]

No part of discretionary bonus payments that were made were as a direct result of the share price and financial status of the Company during the year ended December 31, 2008.

SUMMARY COMPENSATION TABLE
--------------------------

The following table provides information for the most recently completed financial year ended December 31, 2008 regarding compensation earned by each of the following executive officers of the Company: (a) the Chief Executive Officer; (b) the Chief Financial Officer; and (c) the other three most highly compensated "executive officers" during the financial year ended December 31, 2008 (the "Named Executive Officers"). The following table outlines the information for the financial year ended December 31, 2008 in accordance with the new Form 51-102F6.

                     Financial Year Ended December 31, 2008

===============================================================================================================================
   Name and principal       Salary    Share awards  Option awards  Non-equity incentive plan      All other         Total
        position             (US$)       (US$)         (1)(2)            compensation           compensation    compensation
                                                      (US$)                  (US$)                  (US$)            (US$)
-------------------------------------------------------------------------------------------------------------------------------
                                                                    Annual       Long-term
                                                                  incentive      incentive
                                                                    plans         plans(3)
-------------------------------------------------------------------------------------------------------------------------------
Steven Isaacs              84,338(4)      Nil          Nil           Nil            Nil            9,764           94,102
Interim Chief Executive
Officer (appointed
October 2, 2008)
-------------------------------------------------------------------------------------------------------------------------------
Nick Brodie(5)
Chief Financial Officer   259,000(6)      Nil          Nil           Nil         50,505(6)       54,218(6)        363,723
(appointed Dec. 15, 2008)
-------------------------------------------------------------------------------------------------------------------------------
Arthur H. Ditto
President and Chief
Executive Officer           487,500       Nil       3,839,900        Nil            Nil        6,296,145 (7)     10,623,545
(resigned effective
Oct. 1, 2008)
-------------------------------------------------------------------------------------------------------------------------------
Stephen M. Jones
Senior Vice President
and Chief Financial         350,000       Nil        959,975       100,000        212,333       3,041,206(8)     4,663,514
Officer (resigned
effective Dec. 9, 2008)
-------------------------------------------------------------------------------------------------------------------------------
Anu Dhir
Vice President,
Corporate Development       227,700       Nil        671,983         Nil          133,356       1,885,693(9)     2,918,732
and Company Secretary
-------------------------------------------------------------------------------------------------------------------------------
Allan Schoening
Senior Vice President,
Corporate Affairs           317,549       Nil        863,978         Nil          181,998      2,743,091(10)     4,106,616
(resigned effective
Dec. 15, 2008)
-------------------------------------------------------------------------------------------------------------------------------
Brett Richards(11)          227,700       Nil        671,983         Nil          133,356         502,395        1,534,734
Vice President, Human
Resources
===============================================================================================================================

Notes:
------
(1) Based on the grant date fair value using the Black-Scholes valuation method.
(2) These were awarded in Canadian dollars. The US$ figures are presented based on the average exchange rate for the year ended December 31, 2008 of $1.00 = US$0.94.
(3)  Amounts represent values earned under the ERAP and ACB.
(4) Based on an annual salary of CHF390,000. The US$ figure is presented based on the average exchange rate for the 3 months ended December 31, 2008 of CHF1.00 = US$0.865.
(5) Mr. Brodie was appointed as Chief Financial Officer on December 15, 2008, prior to that he was in the service of the Company as Director, Finance. Figures in the table represent all compensation received by Mr. Brodie from the Company in his capacity as Director, Finance and Chief Financial Officer during the year ended December 31, 2008.
(6)  Using an exchange rate of (pound)1.00 = US$1.85.
(7) Of this amount, US$4,490,417 represent amounts paid to Mr. Ditto in connection with a change of control payment.
(8) Of this amount, US$2,268,167 represents the amount earned by Mr. Jones in connection with a change of control payment and repatriation allowance. This amount has not yet been paid by the Company.
(9) Of this amount, US$1,366,959 represents the amount earned by Ms. Dhir in connection with a change of control payment and repatriation allowance. US$100,000 of this amount has been paid by the Company.
(10) Of this amount, US$1,986,927 represents the amount earned by Mr. Schoening in connection with a change of control payment and repatriation allowance. US$100,000 of this amount has been paid by the Company.
(11) Mr. Richards resigned as an officer of the Company effective February 28, 2009.

INCENTIVE PLAN AWARDS
---------------------

The following table provides information regarding the incentive plan awards for each Named Executive Officer outstanding as of December 31, 2008.

                   Outstanding Share Awards and Option Awards

=============================================================================================================================
                                               Option Awards                                        Share Awards
-----------------------------------------------------------------------------------------------------------------------------
                       Number of
                       securities                                           Value of        Number of      Market or payout
                       underlying                                         unexercised    shares or units    value of share
                       unexercised     Option exercise                   in-the-money    of shares that   awards that have
                         options           price           Option           options      have not vested    not vested(1)
   Name                    (#)              ($)        expiration date        ($)              (#)               ($)
-----------------------------------------------------------------------------------------------------------------------------
Steven Isaacs              Nil              Nil              Nil              Nil              Nil               Nil
-----------------------------------------------------------------------------------------------------------------------------
Nick Brodie              50,000            $7.30        Dec. 17, 2011         Nil             10,000            $4,000
                         25,000            $15.97        May 6, 2012
-----------------------------------------------------------------------------------------------------------------------------
Arthur H. Ditto          300,000           $7.30        Dec. 17, 2011         Nil              Nil               Nil
                         500,000           $14.77       Jan. 24, 2013
-----------------------------------------------------------------------------------------------------------------------------
Stephen M. Jones         185,000           $6.00         July 9, 2011
                         125,000           $14.61        Dec. 5, 2012         Nil              Nil               Nil
                         125,000           $14.77        Dec. 5, 2012
-----------------------------------------------------------------------------------------------------------------------------
                         30,000            $4.10         Jan 17, 2001
Anu Dhir                 150,000           $7.40         Apr 18, 2011
                         87,500            $14.61        Dec 5, 2012          Nil              Nil               Nil
                         87,500            $14.77        Dec 5, 2012
-----------------------------------------------------------------------------------------------------------------------------
Allan Schoening          175,000           $7.40        Apr, 18, 2011
                         112,500           $14.61        Dec. 5, 2012         Nil              Nil               Nil
                         112,500           $14.77        Dec. 5, 2012
-----------------------------------------------------------------------------------------------------------------------------
Brett Richards           150,000           $7.40        April 18, 2011        Nil             20,000            $8,000
                         87,500            $14.61        Dec. 5, 2012
                         87,500            $14.77        Dec. 5, 2012
=============================================================================================================================

Note:
-----
(1) Based on an underlying share value of $0.40 as at December 31, 2008.

The following table provides information regarding the value vested or earned on incentive plan awards during the financial year ended December 31, 2008.

         Incentive Plan Awards - Value Vested or Earned During the Year

====================================================================================================================
                         Option awards - Value                                           Non-equity incentive plan
                              vested during            Share awards - Value vested      compensation - Value earned
                              the year(1)(3)               during the year(2)(3)             during the year
      Name                        (US$)                          (US$)                           (US$)
--------------------------------------------------------------------------------------------------------------------
Steven Isaacs                      Nil                            Nil                             Nil
--------------------------------------------------------------------------------------------------------------------
Nick Brodie                        Nil                           20,574                          50,505
--------------------------------------------------------------------------------------------------------------------
Arthur H. Ditto                    Nil                          654,868                           Nil
--------------------------------------------------------------------------------------------------------------------
Stephen M. Jones                 376,200                        269,094                         312,333
--------------------------------------------------------------------------------------------------------------------
Anu Dhir                         298,450                        412,572                         133,356
--------------------------------------------------------------------------------------------------------------------
Allan Schoening                  348,196                        421,706                         181,998
--------------------------------------------------------------------------------------------------------------------
Brett Richards                   298,450                        249,294                         133,356
====================================================================================================================

Notes:
------
(1) Aggregate dollar value that would have been realized if the Options had been exercised on the vesting date (computed based on the difference between the market price of shares at exercise and the exercise price of the Options on the vesting date). Note that all the Options outstanding were out-of-the-money as at December 31, 2008.
(2) Aggregate dollar value realized upon vesting of the share-based awards by multiplying the number of Rights by the market value of the underlying shares on the vesting date.
(3) These were awarded in Canadian dollars and the vesting values were calculated in Canadian dollars. The US$ figures are presented based on the average exchange rate for the year ended December 31, 2008 of $1.00 = US$0.94.

TERMINATION AND CHANGE OF CONTROL BENEFITS
------------------------------------------

Employment Agreements

During the year ended December 31, 2008, the Company had employment agreements or similar type arrangements with the following Named Executive Officers, the material terms and conditions of which are described below.

Steven Isaacs

Mr. Isaacs was seconded to the Company as Interim Chief Executive Officer, as per the agreement dated October 2, 2008 between Glencore International AG (the "Employer") and the Company. The secondment period commenced on October 2, 2008 and shall continue until March 31, 2009 or until terminated by either party in accordance with the terms of the agreement. The Company pays a monthly fee to the Employer of US$62,500 plus value added tax, for the provision of services as detailed in the agreement. Mr. Isaacs is entitled to claim expenses which are incurred as a direct result of the provision of the services and in accordance with the policy of the Company.

Nick Brodie

Mr. Brodie's employment agreement was entered into on November 8, 2006 on an ongoing permanent basis. Effective December 15, 2008 Mr. Brodie was promoted into the position of Chief Financial Officer and his current annual salary is (pound)140,000 (US$259,000). Mr. Brodie is entitled to an annual performance incentive equal to a percentage of base salary. Pursuant to the terms of his employment agreement Mr. Brodie may resign by providing not less than 3 months written notice to the Company. In the event Mr. Brodie is terminated for cause (as defined therein) he is not entitled to compensation by way of anticipated earnings or damages. If Mr. Brodie is terminated by the Company without cause, he is entitled to 3 months notice or payment in lieu of notice at the Company's discretion. On a "change of control, Mr. Brodie is entitled to payment in accordance with his change of control agreement dated May 1, 2007 entered into with the Company. See "Change of Control Agreements" below.

Arthur H. Ditto

Mr. Ditto's employment agreement was entered into on November 1, 2006 for a two-year term. Effective January 1, 2008, Mr. Ditto was paid an annual salary of US$650,000 and was entitled to various perquisites including an annual performance incentive and foreign service premium, equal to a percentage of base salary. Pursuant to the terms of his employment agreement, Mr. Ditto may resign by providing not less than 30 days written notice to the Company. In the event Mr. Ditto is terminated for cause (as defined therein) he is not entitled to compensation by way of anticipated earnings or damages. If Mr. Ditto is terminated by the Company without cause, he is entitled to all amounts due under his agreement for the period of time remaining in the agreement including base salary and annual target bonus. Mr. Ditto resigned as an officer of the Company effective October 1, 2008. See "Summary Compensation Table" above.

Stephen Jones

Mr. Jones' employment agreement was entered into on December 15, 2006 for a two-year term, with an effective date of August 15, 2006. The term was subsequently extended until August 16, 2009. Effective January 1, 2008, Mr. Jones was paid an annual salary of US$350,000 and was entitled to various perquisites including an annual performance incentive and foreign service premium, equal to a percentage of his base salary. Mr. Jones completed a two-year assignment, for which he was entitled to an ACB and repatriation allowance under the terms of his employment agreement. Pursuant to the terms of his employment agreement, Mr. Jones may resign by providing not less than 30 days written notice to the Company. In the event that Mr. Jones is terminated for cause (as defined therein) he is not entitled to compensation by way of anticipated earnings or damages. If Mr. Jones is terminated by the Company without cause, he is entitled to a severance payment and the Company is required to repatriate him to his city of origin as set out in his employment agreement. Mr. Jones resigned as an officer of the Company effective December 9, 2008. See "Summary Compensation Table" above.

Anu Dhir

Ms. Dhir's employment agreement was entered into on December 16, 2006 for a two-year term, with an effective date of November 15, 2006. The term was subsequently extended until September 29, 2009. Effective January 1, 2008, Ms. Dhir was paid an annual salary of US$227,700 and was entitled to various perquisites including an annual performance incentive and foreign service premium, equal to a percentage of her base salary. Ms. Dhir is also entitled, upon the completion of two years, to an ACB equal to 2 1/2 months of base salary for each completed year. Pursuant to the terms of her employment agreement, Ms. Dhir may resign by providing not less than 30 days notice to the Company. In the event that Ms. Dhir is terminated for cause (as defined therein) she is not entitled to compensation by way of anticipated earnings or damages. If Ms. Dhir is terminated by the Company without cause, she is entitled to a severance payment and the Company is required to repatriate her to her city of origin as set out in her employment agreement. Pursuant to the terms of her change of control agreement as more particularly described below, Ms. Dhir has earned a change of control payment and repatriation allowance as a result of negotiations with the Company. Also see "Summary Compensation Table" above.

Brett Richards

Mr. Richards' employment agreement was entered into December 16, 2006 for a two-year term, with an effective date of November 15, 2006. The term was subsequently extended until August 16, 2009. Effective January 1, 2008, Mr. Richards was paid an annual salary of US$227,700 and was entitled to various perquisites including an annual performance incentive and foreign service premium, equal to a percentage of his base salary. Mr. Richards is also entitled, upon the completion of two years, to an ACB equal to 2 1/2 months of base salary for each completed year. Pursuant to the terms of his employment agreement, Mr. Richards may resign by providing not less than 30 days notice to the Company. In the event that Mr. Richards is terminated for cause (as defined therein) he is not entitled to compensation by way of anticipated earnings or damages. If Mr. Richards is terminated by the Company without cause, he is entitled to a severance payment and the Company is required to repatriate him to his city of origin as set out in his employment agreement. Mr. Richards resigned as an officer of the Company effective February 28, 2009. See "Summary Compensation Table" above.

Allan Schoening

Mr. Schoening's employment agreement was entered into on December 15, 2006 for a two-year term, with an effective date of August 15, 2006. The term was subsequently extended until August 16, 2009. Effective January 1, 2008, Mr. Schoening was paid an annual salary of US$319,000 and was entitled to various perquisites including an annual performance incentive and foreign service premium, equal to a percentage of base salary. Mr. Schoening completed a two-year assignment, for which he was entitled to an ACB and repatriation allowance under the terms of his employment agreement. Pursuant to the terms of his employment agreement, Mr. Schoening may resign by providing not less than 30 days written notice to the Company. In the event that Mr. Schoening is terminated for cause (as defined therein) he is not entitled to compensation by way of anticipated earnings or damages. If Mr. Schoening is terminated by the Company without cause, he is entitled to a severance payment and the Company is required to repatriate him to his city of origin as set out in his employment agreement. Mr. Schoening resigned as an officer of the Company effective December 15, 2008. See "Summary Compensation Table" above.

Change of Control Agreements

During the year ended December 31, 2008, the Named Executive Officers of the Company (except for Mr. Isaacs and except for Mr. Brodie who is subject to a separage change of control agreement) were parties to standard change of control agreements (the "Agreements"). Note that, as a result of the Merger and consequent Change of Control and Triggering Events (as defined below), the following officers of the Company resigned and are no longer in the employ of the Company as at the date hereof: Mr. Ditto, Mr. Jones, Mr. Schoening and Mr. Richards. See "Summary Compensation Table" and "Employment Agreements" above.

Mr. Brodie's change of control agreement was entered into on May 11, 2007. Pursuant to the terms of his agreement, if Mr. Brodie is terminated by the Company without cause on a "change of control" during a period that is 3 months prior to or 12 months following such a change of control, or Mr. Brodie gives notice of termination of his employment due to a material and detrimental change in his principal duties during a period that is 12 months following a change of control, he is entitled to receive a severance payment of 24 months base salary (in addition to all other sums or benefits including pro-rata bonus accrued and due up to and including the date of termination) and the right to exercise all unvested Options and Rights. For the purposes of Mr. Brodie's agreement, a "change of control" is defined as: (i) a person who controls the Company ceasing to to do so as a result of another person acquiring control of it; or (ii) any person or group of persons acting in concert (whether through acquisition of shares and or an equity interest in the Company, either directly or indirectly, to obtain or consolidate control of the Company) to gain control of the Company.

The Agreements have an initial two year term and continue thereafter for successive 12 month periods unless a written notice to the contrary is given by either party; provided that if a Change of Control (as defined below) occurs prior to the date or within nine months following the date on which the notice is received, the term of the Agreements extends for a period of two years from the date on which such Change of Control occurs, and continues thereafter for successive 12 month periods.

In the event of a Change of Control of the Company which results in:

(A) the Named Executive Officer's employment being terminated other than for death, disability or cause, or

(B) the Named Executive Officer (except Mr. Ditto) terminating his employment within six months after the Change of Control due to:

     (i)  an adverse change in any of their duties, salary or benefits;

     (ii) a diminution of the title of the Named Executive Officer;

     (iii) a change in the person to whom the Named Executive Officer reports;
          or

     (iv) a change in the location at which the Named Executive Officer is regularly required to carry out the terms of his employment with the Company, unless the terms of employment of the Named Executive Officer include the obligation to receive geographic transfers,

(each a "Triggering Event"), then the Named Executive Officer is entitled to:

(a) receive a lump sum cash payment in an amount equal to two times his annual compensation plus two times his target bonus, with the exception of Mr. Ditto, who is entitled to a lump sum cash payment in an amount equal to two and one-half times his annual compensation plus two and one-half times his target bonus;

(b) have all outstanding Options and Rights immediately vest and become exercisable in full;

(c) receive a lump sum cash payment in the amount equal to all benefits due to the Named Executive Officer; and

(d) be reimbursed for all reasonable legal fees and expenses incurred by Named Executive Officer as a result of such termination.

A "Change of Control" includes, but is not limited to, the occurrence of any one or more of the following events (except (iii) below which does not apply to Mr. Ditto):

(i) a transaction which results in the holders of Common Shares prior to the completion of the transaction holding less than 50% of the outstanding common shares of the successor corporation after completion of such transaction;

(ii) the disposition of assets of the Company which have an aggregate book value greater than 30% of the consolidated book value of the Company's assets to any other person or entity, other than a wholly-owned subsidiary of the Company; or

(iii) any person, entity or group of persons or entities acting jointly or in concert acquire or acquires control of voting securities of the Company which would entitle the acquiror to cast or to direct the casting of 20% or more of the votes attached to all of the Common Shares which may be cast to elect directors of the Company or the successor corporation.

Estimated Incremental Payment on Termination on Change of Control

The following table provides details regarding the estimated incremental payments from the Company to each of the Named Executive Officers, not otherwise disclosed above, on a termination on a change of control, assuming a triggering event occurred on December 31, 2008.

===============================================================================================================
                                                                                                       Total
                                                                   Share Based     Option Based     Incremental
                               Severance Period    Base Salary     Awards(1)(2)     Awards(1)(2)       Payment
Name                             (# of months)        (US$)            (US$)           (US$)            (US$)
---------------------------------------------------------------------------------------------------------------
Nick Brodie                           24             518,000           2,177            Nil            520,177
---------------------------------------------------------------------------------------------------------------
TOTALS                                                                                                 520,177
===============================================================================================================

Notes:
------
(1)  Based on closing market price as at December 31, 2008.
(2) These were awarded in Canadian dollars. The US$ figures are presented based on the exchange rate as at December 31, 2008 of $1.00 = US$0.8166.

DIRECTOR COMPENSATION
---------------------

During the financial year ended December 31, 2008, the directors of the Company (except for Mr. Ditto) were eligible to receive up to US$84,870 per year for acting as directors and performing various services in such capacity, including but not limited to attending Board meetings. The non-executive Chairman was eligible to receive up to US$141,450 per year for his services.

Each member of the Audit Committee, the Corporate Governance & Nomination Committee, the Compensation Committee, the Health, Safety, Social & Environment Committee (the "HSS&E Committee") and the Technical Oversight Committee were eligible to receive up to US$8,487 per year for serving as a member of each of the foregoing Committees of the Board.

The members of the KOL Special Committee (Mr. Berber, Mr. Mistakadis, Mr. Oke, Mr. Robinson, Mr. Stoyell and Mr. Wardell) each received US$21,217.50. In addition to this fee, Mr. Robinson received $10,608.75 for additional duties performed in regard to the KOL Special Committee.

Mr. Oke received US$63,793.95 for additional corporate governance duties performed for the Company, charged at a fee of US$2,829 per day. In addition, all directors were entitled to reimbursement by the Company for all reasonable expenses incurred in attending meetings of shareholders, the Board and Committees of the Board.

Director Compensation Table

The following table provides information regarding compensation provided to the Company's directors during the financial year ended December 31, 2008.

===========================================================================================================================
         Name             Fees earned(2)       Share      Option awards      Non-equity        All other         Total
                              (US$)        awards(3)(4)       (US$)        incentive plan    compensation        (US$)
                                               (US$)                        compensation         (US$)
                                                                               (US$)
---------------------------------------------------------------------------------------------------------------------------
Hugh Stoyell                 159,996          118,040          Nil              Nil               Nil           278,036
---------------------------------------------------------------------------------------------------------------------------
George Forrest                71,129            Nil            Nil              Nil               Nil           71,129
---------------------------------------------------------------------------------------------------------------------------
Malta D. Forrest             100,687            Nil            Nil              Nil               Nil           100,687
---------------------------------------------------------------------------------------------------------------------------
Robert Wardell               126,189            Nil            Nil              Nil               Nil           126,189
---------------------------------------------------------------------------------------------------------------------------
Terry Robinson               128,606          118,040          Nil              Nil               Nil           246,646
---------------------------------------------------------------------------------------------------------------------------
Rafael Berber                112,085          118,040          Nil              Nil               Nil           230,125
---------------------------------------------------------------------------------------------------------------------------
Stephen Oke                  200,887          118,040          Nil              Nil               Nil           318,927
---------------------------------------------------------------------------------------------------------------------------
Aristotelis Mistakidis       116,328          118,040          Nil              Nil               Nil           234,368
---------------------------------------------------------------------------------------------------------------------------
Jean-Claude                   44,107            Nil            Nil              Nil               Nil           44,107
Masangu-Mulongo(5)
---------------------------------------------------------------------------------------------------------------------------
Graham Mascall(6)             51,460            Nil            Nil              Nil`              Nil           51,460
---------------------------------------------------------------------------------------------------------------------------
TOTALS                      1,111,474         590,200          ---              ---               ---          1,701,674
===========================================================================================================================

Notes:
------
(1) Arthur H. Ditto was a director and Named Executive Officer during the year ended December 31, 2008. All compensation received by him during the year ended was in his capacity as an executive officer only and is reflected in the Summary Compensation Chart for the Named Executive Officers.
(2)  Using exchange rate of US$1.4145 as at January 27, 2009 Sterling to US$.
(3) Represents the fair value of 8,660 Rights as at the market price on the date of grant, which vest in equal amounts over a period of 3 years.
(4) These were awarded in Canadian dollars. The US$ figures are presented based on the exchange rate as at Apri1 2, 2008 (date of grant) of $1.00 = US$0.975.
(5) Jean-Claude Masangu-Mulongo resigned as a director effective October 30, 2008.
(6) Graham Mascall resigned as a director effective January 11, 2008. Incentive Plan Awards

The following table provides information regarding the incentive plan awards for each director outstanding as of December 31, 2008.

                   Outstanding Share Awards and Options Awards

===========================================================================================================================
                                               Option-based Awards                              Share-based Awards
---------------------------------------------------------------------------------------------------------------------------

                                                                                           Number of
                              Number of                                                    shares or     Market or payout
                             Securities                                      Value of       units of         value of
                             underlying         Option         Option      unexercised    shares that       share-based
                             unexercised    exercise price   expiration    in-the-money     have not     awards that have
          Name                 options           ($)            date         options         vested        not vested(2)
                                 (#)                                          (US$)           (#)              (US$)
---------------------------------------------------------------------------------------------------------------------------
Hugh Stoyell                     Nil             Nil             Nil           Nil           8,660             2,829
---------------------------------------------------------------------------------------------------------------------------
George Forrest                 100,000           7.30       Dec.17, 2011       Nil            Nil               Nil
---------------------------------------------------------------------------------------------------------------------------
Malta D. Forrest               100,000           6.15       July 6, 2011       Nil            Nil               Nil
---------------------------------------------------------------------------------------------------------------------------
Robert Wardell                 100,000           6.15       July 6, 2011       Nil            Nil               Nil
---------------------------------------------------------------------------------------------------------------------------
Terry Robinson                   Nil             Nil             Nil           Nil           8,660             2,829
---------------------------------------------------------------------------------------------------------------------------
Rafael Berber                    Nil             Nil             Nil           Nil           8,660             2,829
---------------------------------------------------------------------------------------------------------------------------
Stephen Oke                      Nil             Nil             Nil           Nil           8,660             2,829
---------------------------------------------------------------------------------------------------------------------------
Aristotelis Mistakidis           Nil             Nil             Nil           Nil           8,660             2,829
---------------------------------------------------------------------------------------------------------------------------
Jean-Claude                    100,000           6.15       July 6, 2011       Nil            Nil               Nil
Masangu-Mulongo(3)
---------------------------------------------------------------------------------------------------------------------------
Graham Mascall(4)              100,000          16.29        May 9, 2012       Nil            Nil               Nil
===========================================================================================================================

Notes:
------
(1) Arthur H. Ditto was a director and Named Executive Officer during the year ended December 31, 2008. All incentive plan awards received by him during the year ended was in his capacity as an executive officer only and is reflected in the Summary Compensation Chart for the Named Executive Officers.
(2) Based on an underlying share value of $0.40 as at December 31, 2008. The US$ figures are presented based on the exchange rate as at December 31, 2008 of $1.00 = US$0.8166.
(3) Jean-Claude Masangu-Mulongo resigned as a director effective October 30, 2008.
(4)    Graham Mascall resigned as a director effective January 11, 2008.

The following table provides information regarding the value vested or earned on incentive plan awards for each director during the financial year ended December 31, 2008.

         Incentive Plan Awards - Value Vested or Earned During the Year

==================================================================================================================
              Name                Option awards - Value          Share awards -        Non-equity incentive plan
                                    vested during the            Value vested              compensation - Value
                                        year(2)(3)              during the year           earned during the year
                                          (US$)                      (US$)                        (US$)
------------------------------------------------------------------------------------------------------------------
 Hugh Stoyell                              Nil                        Nil                         Nil
------------------------------------------------------------------------------------------------------------------
 George Forrest                            Nil                        Nil                         Nil
------------------------------------------------------------------------------------------------------------------
 Malta D. Forrest                        190,824                      Nil                         Nil
------------------------------------------------------------------------------------------------------------------
 Robert Wardell                          190,824                      Nil                         Nil
------------------------------------------------------------------------------------------------------------------
 Terry Robinson                            Nil                        Nil                         Nil
------------------------------------------------------------------------------------------------------------------
 Rafael Berber                             Nil                        Nil                         Nil
------------------------------------------------------------------------------------------------------------------
 Stephen Oke                               Nil                        Nil                         Nil
------------------------------------------------------------------------------------------------------------------
 Aristotelis Mistakidis                    Nil                        Nil                         Nil
------------------------------------------------------------------------------------------------------------------
 Jean-Claude Masangu Mulongo(4)          190,824                      Nil                         Nil
------------------------------------------------------------------------------------------------------------------
 Graham Mascall (5)                        Nil                        Nil                         Nil
==================================================================================================================

Notes:
------
(1) Arthur H. Ditto was a director and Named Executive Officer during the year ended December 31, 2008. All incentive plan awards received by him during the year ended was in his capacity as an executive officer only and is reflected in the Value on Pay-Out or Vesting of Incentive Plan Awards table for the Named Executive Officers.
(2) Aggregate dollar value that would have been realized if the Options had been exercised on the vesting date (computed based on the difference between the market price of shares at exercise and the exercise price of Option on the vesting date). Note that all the Options outstanding were out-of-the-money as at December 31, 2008.
(3) These were awarded in Canadian dollars and the vesting values were calculated in Canadian dollars. The US$ figures are presented based on the average exchange rate for the year ended December 31, 2008 of $1.00 = US$0.94.
(4) Jean-Claude Masangu-Mulongo resigned as a director effective October 30, 2008.
(5)  Graham Mascall resigned as a director effective January 11, 2008.

Liability Insurance
-------------------

The Company provides insurance for the benefit of the directors and officers of the Company against liability incurred by them in such capacities. The current annual policy limit is $70,000,000 and contains a deductible of $25,000 for claims brought and maintained entirely outside the United States and $75,000 for claims brought or maintained in whole or in part in the United States. For the policy year of September 22, 2008 to September 21, 2009, the Company paid an annual premium of $236,600 for this insurance.

              INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

No informed person of the Company, any proposed director, or any associate or affiliate of such persons had any material interest, direct or indirect, in any transaction since the commencement of the Company's most recently completed financial year or in any proposed transaction which has materially affected or will materially affect the Company, other than the following and otherwise as disclosed herein:

(a) Mr. George Forrest is a significant shareholder of KOL and a director of the Company. Mr. Ditto, the former Chairman, president, Chief Executive Officer and director of the Company also has substantial ownership interests in KOL. Pursuant to the Kamoto Operating Limited Operating Agreement, KOL provides services to Kamoto Copper Company SARL ("KCC") in the planning and conduct of exploration, development, mining, processing and related operations with respect to the Kamoto property. The Corporation is currently negotiating with the shareholders of KOL to acquire 100% ownership of KOL. Reference is made to Management's Discussion and Analysis for the year ended December 31, 2008 and the Company's annual information form dated March 29, 2009 (the "AIF") for a further description of the relationship between KOL and the Corporation.

(b) Mr. George Forrest is the owner and a director and Mr. Malta Forrest is a director of Enterprise Generale Malta Forrest SPRL ("EGMF") which has contractual obligations with KOL, on behalf of KCC, relating to mine development, construction and mining at the Kamoto property. Mr. George Forrest and Mr. Malta Forrest are also shareholders and directors of the Company. During the year ended December 31, 2008 a total of US$29,417,000 was paid to EGMF for goods and services. Reference is made to the annual financial statements of the Company for the year ended December 31, 2008 for a further description of services provided by EGMF.

(c) A company affiliated with Cosaf, a major shareholder of the Company, which is represented on the Board by Mr. Berber, has an interest in DEM Mining SPRL ("DEM"). The Company has an agreement with DEM to drill, mine and transport ore from the Tilwezembe mine to the crusher at the KZC plant. Purchases from DEM in 2008 totaled US$37,875,000.

(d) Stephen Oke, a director nominated to the Board by Oakey, is also a director of BSG Resources Ltd. ("BSG"), an affiliate of Oakey. The Company understands that until recently, BSG and its affiliates had an interest in DEM and continue to have an interest in Bateman Engineering NV. The Company has an agreement with DEM to drill, mine and transport ore from the Tilwezembe mine to the crusher at the KZC plant. Purchases from DEM in 2008 totaled US$37,875,000. The Company has engaged Bateman Engineering NV in relation to the New Processing Facility. Purchases from Bateman Engineering NV in 2008 amounted to US$26,129,000.

(e) On November 5, 2007, the Company closed a US$150 million loan facility financing provided to the Company by Glencore Finance for a two-year term bearing interest at LIBOR plus 4%, payable upon maturity. Under the terms of the loan facility, the outstanding principal amount of the loan was convertible, at any time in whole or in part at the option of Glencore Finance for up to 9,157,509 Common Shares at a price of US$16.38 per share, all in accordance with the conversion agreement dated October 31, 2007 between the Company and Glencore Finance. This loan facility was amended and restated pursuant to an amendment and restatement agreement dated January 12, 2009, in connection with the completion of the Facility further described below.

(f) On January 12, 2009 and February 9, 2009, the Company closed a US$265.3 million two-year mandatorily convertible loan facility underwritten by Glencore Finance (the "Facility"). The Facility is comprised of a new finance facility of US$100 million (advanced in full) and an amendment and restatement of the existing US$150 million loan facility provided by Glencore Finance, amounting to approximately US$165.3 million. The Facility has a two-year term and bears interest at LIBOR plus 3%. Participations in the Facility amount to US$64.5 million have been transferred by Glencore Finance to RP Explorer Master Fund and certain of its affiliated and related entities. Glencore Finance's participation in the Facility is now approximately US$217.5 million. The Facility is convertible at the option of the lender into Common Shares at US$0.2783 per share ("Conversion Price") while the Facility is outstanding or at any time within seven days of an equity issuance of more than US$25 million by the Company at the price per share of the equity issuance converted into U.S. dollars ("Equity Price"). The Facility is convertible on a mandatory basis upon the Company raising US$250 million through equity and/or debt financing at the lesser of the Conversion Price or the Equity Price. An aggregate of up to 953,000,000 Common Shares are issuable upon conversion of the Facility at the Conversion Price.

     Glencore Finance, who is a Major Shareholder, is also party to a secondment agreement with the Company pursuant to which Mr. Isaacs provides services to the Company as interim Chief Executive Officer. See "Termination and Change of Control Benefits - Employment Agreements".

(g) The Company and Glencore Finance have agreed to a 10 year off-take contract under which Glencore Finance will buy 100% of the Company's annual copper and cobalt production on market terms. The agreement provides for the payment by Glencore Finance of 90% of the expected sales value upon loading at the mine gate with the balance payable upon delivery of the metal at the discharge port. In addition, Glencore Finance also has life-of-mine off-take rights for 100% of the production of copper and cobalt from Nikanor's properties pursuant to off-take arrangements agreed to amongst the parties.

(h) The Company and the Major Shareholders have entered into the Relationship Agreements that set forth certain appointment and nomination rights in respect of directors of the Company. See "Voting Securities and Principal Holders Thereof".

             PARTICULARS OF MATTERS TO BE ACTED UPON AT THE MEETING

Appointment of Auditors
-----------------------

The persons named in the accompanying form of proxy intend to vote for the appointment of PricerwaterhouseCoopers LLP, Chartered Accountants, as auditors of the Company to hold office until the next annual meeting of shareholders and to authorize the directors to fix their remuneration, unless the shareholder directs therein that his, her or its shares be withheld from voting for the appointment of auditors.

PricerwaterhouseCoopers LLP were appointed as auditors of the Company on August 24, 2006 following the resignation of Smith Nixon LLP as auditors of the Company effective August 17, 2006. Smith Nixon LLP, Chartered Accountants, the previous auditors, were first appointed auditors of the Company on November 1, 2004.

Election of Directors
---------------------

In accordance with the bye-laws of the Company the Board may consist of a minimum of three and a maximum of ten (10) directors and the members of the Board are elected for one year terms. At the Meeting, the eight (8) persons named hereunder will be proposed for election as directors of the Company. Unless authority to do so is withheld, the persons named in the accompanying proxy intend to vote for the election of the nominees whose names are set forth below. Management does not contemplate that any of the nominees will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, it is intended that discretionary authority shall be exercised by the persons named in the accompanying proxy to vote the proxy for the election of any other person or persons in place of any nominee or nominees unable to serve. Each director elected will hold office until the close of the next annual meeting of shareholders of the Company, unless their office is earlier vacated in accordance with the Company's bye-laws.

The Board is to be comprised of eight (8) directors. Pursuant to Relationship Agreements with Cosaf and Pitchley (taken together), Oakey and Glencore Finance, each is entitled to appoint one director and George Forrest is entitled to appoint two directors to the Board. Rafael Berber is the appointee of Cosaf and Pitchley (taken together), Stephen Oke is the appointee of Oakey, Aristotelis Mistakidis is the appointee of Glencore Finance and George Forrest and Malta Forrest are George Forrest's appointees. See "Voting Securities and Principal Holders Thereof".

The following table sets forth the names and jurisdictions of residence of the nominees for election as directors of the Company, the offices in the Company, if any, held by them, their principal occupations (for the past five years) and the number of Common Shares beneficially owned, or controlled or directed, directly or indirectly by them. If any such individual should be unable or unwilling to serve as a director, an event not presently anticipated, the persons named in the proxy will have the right to vote, at their discretion, for another nominee, unless a proxy withholds authority to vote for the election of directors.

-----------------------------------------------------------------------------------------------------------------------------
                                                                                                            No. of Common
                                                                                                               Shares
                                                                                                            beneficially
 Name, Province or State &     Present principal occupation if different from       Month and Year              owned,
  Country of Residence and       office held and principal occupation for the            became            controlled or
    position with Katanga                       past five years                     Director/Officer        directed(1)
-----------------------------------------------------------------------------------------------------------------------------
 Hugh Stoyell (5)              Consultant  to Siyanda  Coal (Pty)  Limited  from      January, 2008             Nil
 Johannesburg, Republic of     September   2006   to   present.    Non-executive
 South Africa                  Director   of   Sentula   Mining   Limited   from
 Director (Chairman)           September  2005 to present.  Retired  from Duiker
                               Mining  Limited in February 2003 after serving as
                               Managing Director from April 1992, as Managing
                               Director and Chairman from June 2000 and as
                               Non-Executive Chairman from May 2002 to February
                               2003.

-----------------------------------------------------------------------------------------------------------------------------
 George A. Forrest             Chief   Executive   Officer,    George   Forrest      November, 2005          18,800,000
 Lubumbashi, Democratic        International S.A. (private  industrial  company)
 Republic of Congo             since       October,       1996.       President,
 Director                      Administrator-Manager,  Entreprise Generale Malta
                               Forrest SPRL since October, 1997. Counsel
                               President    and     Delegated     Administrator,
                               Cimenterie de Lukala SARL since April, 1992.
                               Counsel President and Delegated Administrator
                               Interlacs SARL since April, 1992. Counsel
                               President and Delegated Administrator, Agrifood
                               SPRL, since August, 1991. President and
                               Administrator- Manager New Baron Leveque
                               International Afrique SPRL since November, 1989.
                               Counsel President, Centre Medical de la
                               Communate since November, 2001. Counsel
                               President, Miniere de Musoshi et Kinsenda SARL,
                               since March, 2003 to 2005. Counsel President,
                               Compagnie Miniere du Sud Katanga SPRL since
                               June, 2003. President Kamoto Copper Company SARL
                               since October, 2005. Director, Kamoto Operating
                               Limited since November, 2005.

-----------------------------------------------------------------------------------------------------------------------------
 Malta D. Forrest(4) (5)       Various  senior  positions  with  George  Forrest       July, 2006             419,000
 (6)                           International  SA and  Enterprise  Generale Malta
 Lubumbashi, Democratic        Forrest SPRL from October 1997 to date.
 Republic of Congo
 Director

-----------------------------------------------------------------------------------------------------------------------------
 Robert Wardell(2) (3) (4)     Director of the  Corporation and of Allied Nevada       July, 2006               Nil
 Toronto, Ontario              Gold  Corp.,   Phoenix   Coal  Inc.  and  Nuinsco
 Director                      Resources  Limited.  Vice-President,  Finance and
                               Chief Financial Officer of Victory Nickel Inc.
                               from February 1, 2007 to December 2008.
                               Consultant from June, 2006 to February 2007 and
                               Senior Partner from 1986 to May, 2006, Deloitte
                               & Touche, LLP.

-----------------------------------------------------------------------------------------------------------------------------
 Terry Robinson(2) (3) (4)     Non-executive  director  of Evraz  Group SA since      January, 2008             Nil
 Bucks, United Kingdom         April  2005;  Non-executive  directors,  Highland
 Director                      Gold PLC since July 2008;  Non-executive director
                               of Nikanor from July 2006 to January 2008;
                               managing director of Interactive Records
                               Management Ltd. from September 2004 - January
                               2007.

-----------------------------------------------------------------------------------------------------------------------------
 Rafael Berber(3)              Managing  partner,  RP  Capital  Group from April      January, 2008          47,795,722 (7)
 London, United Kingdom        2004 to present and  director of various RP group
 Director                      entities.  Various  roles with  Merrill  Lynch to
                               April 2004.
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                                                                            No. of Common
                                                                                                               Shares
                                                                                                            beneficially
 Name, Province or State &     Present principal occupation if different from       Month and Year              owned,
  Country of Residence and       office held and principal occupation for the            became            controlled or
    position with Katanga                       past five years                     Director/Officer        directed(1)
-----------------------------------------------------------------------------------------------------------------------------
 Stephen Oke(2) (3) (4)        Non-executive  director  of  BSG  Resources  Ltd.      January, 2008             Nil
 (5) (6)                       from  June  2007;   non-executive   director   of
 Surrey, United Kingdom        Nikanor   from   June  2007  to   January   2008;
 Director                      non-executive     director    of    International
                               Ferrometals from November 2005; non-executive
                               director of Kazakh Gold Ltd. from September 2005
                               to October 2007; head of International Corp.
                               Finance, Standard Bank from 2001 to July 2005.

-----------------------------------------------------------------------------------------------------------------------------
 Aristotelis Mistakidis(4)     Various  positions with Glencore  International AG     January, 2008             Nil
 (6)                           since July 1993, including directorships of
                               Walchwil, Switzerland Glencore International AG,
                               Glencore AG, Mopani Director Copper Mines Limited,
                               Recyclex S.A. and Portovesme S.R.L.

-----------------------------------------------------------------------------------------------------------------------------

Notes:
------
(1) The information with respect to the number of Common Shares beneficially owned, controlled or directed is not within the direct knowledge of the Company and has been furnished by the respective individuals.
(2) Member of the Audit Committee. Mr. Wardell is the Chairman of the Audit Committee.
(3) Member of the Compensation Committee. Mr. Berber is the Chairman of the Compensation Committee.
(4) Member of the Corporate Governance Committee. Mr. Oke is the Chairman of the Corporate Governance Committee.
(5) Member of the Health, Safety, Social & Environmental Committee. Mr. Oke is the Chairman of the HSS&E Committee.
(6) Member of the Technical Oversight Committee. Mr. Mistakidis is the Chairman of the Technical Oversight Committee.
(7)  Held by entities in which Mr. Berber serves as a director.

As a group, the proposed directors beneficially own, control or direct, directly or indirectly, 67,014,722 Common Shares representing approximately 32.5% of the issued and outstanding Common Shares as of the date hereof.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

Other than as described below, no proposed director:

(a) is, as at the date of this Circular, or has been, within 10 years before the date of this Circular, a director, chief executive officer or chief financial officer of any company (including the Company) that, while that person was acting in that capacity,

     (i) was the subject of a cease trade order or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days; or

     (ii) was subject to a cease trade order or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while the proposed director was acting in the capacity as a director, chief executive officer or chief financial officer;

(b) is as at the date of this Circular or has been within the 10 years before the date of this Circular, a director or executive officer of any company (including the Company) that while that person was acting in that capacity or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets;

(c) has, within the 10 years before the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

On December 16, 2004 the Court of Appeals of Douai issued a cease trade and liquidation order against, amongst others, Metaleurop SA of which Mr. Mistakidis was a director. On November 24, 2005, the Commercial Court of Paris adopted the continuation plan presented by Metaleurop SA and the court-ordered reorganization ended and trading resumed on February 3, 2006. Metaleurop SA now operates under the name Recyclex SA.

Mr. Robinson is a chartered accountant, and has been involved in corporate restructuring of companies since January 1992. As part of this work, from time to time he was appointed director of a number of companies which were then liquidated by courts, creditors or otherwise. Mr. Robinson was a director of Union International Plc and a subsidiary, W.D.L. (UK) Limited. Union International Plc was compulsorily liquidated on January 31, 1996 and W.D.L.
(UK) Limited entered into a creditors' voluntary liquidation on July 6, 2002. Mr. Robinson was a director of Albert Fisher Group Plc and a number of its subsidiaries until his resignation on April 23, 2002. On June 18, 2002, AFG (WW) Ltd. and Hunter Saphir Ltd. were ordered into receivership. Fisher Foods Limited entered into a creditors' voluntary liquidation on August 14, 2002. SPI Plc and Albert Fisher Group Plc itself entered into administrative receivership on August 22, 2002.

Other than as described below, no proposed director of the Company has:

(i) been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(ii) been subject to any other penalties or sanctions imposed by a court or regulatory body, that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

Mr. Stoyell is currently a member of the board of directors of Sentula Mining Ltd. (formerly Scharring Mining Ltd.) ("Sentula"). Shortly after Mr. Stoyell joined the Sentula board, the South African Financial Services Board ("FSB") and the Johannesburg Stock Exchange ("JSE") began investigating allegations of insider trading by some of the former and one of the current directors of Sentula. The FSB fined Sentula for events of insider trading that had taken place prior to Mr. Stoyell joining the board.

On September 11, 2008, the board of directors of Sentula requested that the JSE suspend the trading of its shares following the detection of material financial irregularities, alleged to have occurred while the former chief executive officer and the former chief financial officer were executive officers of the company for the financial year ended March 31, 2008. The suspension was requested as Sentula could not release its audited annual financial statements within the requisite period allowed by the JSE until the financial irregularities had been fully investigated and accounted for. The suspension was lifted once the audited accounts were published and the irregularities were brought to the attention of the JSE, the FSB and the shareholders. Trading under a cautionary announcement recommenced on December 17, 2008 and was subsequently lifted on March 5, 2009.

                   STATEMENT OF CORPORATE GOVERNANCE PRACTICES

In June 2005, National Policy 58-201, Corporate Governance Guidelines (the "Guidelines") and National Instrument 58-101, Disclosure of Corporate Governance Practices (the "Disclosure Rule") were adopted by the securities regulatory authorities in Canada. The Guidelines deal with matters such as the constitution and independence of corporate boards, their functions, the effectiveness and education of board members and other items dealing with sound corporate governance practices. The Board believes that the Company has in place corporate governance practices that are both effective and appropriate to the Company's size and its level of activity. The following is a description of the Company's corporate governance practices.

Composition of the Board
------------------------

The Board has reviewed the status of each of the members of the Board to determine whether such persons are "independent" as defined in the Disclosure Rule.

The Board is currently comprised of eight (8) directors: Messrs. Hugh Stoyell (non-executive Chairman), George Forrest, Malta Forrest, Robert Wardell, Terry Robinson, Rafael Berber, Stephen Oke and Aristotelis Mistakidis, four of whom are independent. Mr. Stoyell, Mr. Wardell, Mr. Robinson and Mr. Oke are independent. Mr. George Forrest, Mr. Malta Forrest, Mr. Berber and Mr. Mistakidis are not independent as a result of their relationship with the Company or one of its Major Shareholders. While Mr. Oke is an appointee of Oakey pursuant to the Relationship Agreements, the Board has determined, for the purposes of the Disclosure Rule, that Mr. Oke satisfies the independence requirements and thus has been deemed to be independent.

While the Board has not adopted a written board mandate, the Board of the Company is ultimately responsible for supervising the management of the business and affairs of the Company and, in doing so, is required to act in the best interests of the Company. The Board meets regularly to review the business and financial condition of the Company. See "Meetings of the Board" and "Meetings of the Independent Directors" below.

Position Descriptions
---------------------

Written position descriptions have not been developed by the Board for the Chairman of the Board, the Chairman of the Audit Committee, the Chairman of the Corporate Governance Committee, the Chairman of the Compensation Committee or the Chief Executive Officer of the Company. Historically, the role and responsibility of the Chairman of the Audit Committee, the Chairman of the Corporate Governance Committee and the Chairman of the Compensation Committee has been (and will continue to be) to lead candid discussion among the respective committee members, to assign tasks to the respective members as required and to report to the Board on behalf of the respective committee as necessary with respect to items within the purview of such committee. The roles and responsibilities of the Named Executive Officers are set out in their respective employment agreements. The Chief Executive Officer's employment agreement is reviewed and approved by the Board with the assistance of the Compensation Committee. See "Statement of Executive Compensation - Employment Agreements".

Meetings of the Board
---------------------

During the year ended December 31, 2008, the Board held a total of 24 meetings as follows: February 8, February 19-20, March 18, March 27, April 18, April 28, May 7, June 13, June 23, July 10, July 25, August 5, August 22, September 23, September 30, October 13, October 22, November 4, November 19-20, December 5, December 12, December 17, December 19 and December 23.

The following table sets forth the members of the Board during the year ended December 31, 2008 and their attendance at such Board meetings.

========================================================================================================================
                                         Board of Directors
------------------------------------------------------------------------------------------------------------------------
           Name of Director                                            Meeting Attendance
------------------------------------------------------------------------------------------------------------------------
             Hugh Stoyell                                                    24/24

            George Forrest                                                   16/24
                                           (Absent: Feb. 8, July 25, Sept. 30, Oct. 13, Nov. 4, Dec. 5, Dec. 19, Dec. 23)

             Malta Forrest                                                   18/24
                                                  (Absent: Feb. 8, July 25, Oct. 13, Nov. 4, Dec. 17, Dec. 23)

            Robert Wardell                                                   24/24

            Terry Robinson                                                   23/24
                                                                       (Absent: July 25)

             Rafael Berber                                                   21/24
                                                              (Absent: Feb. 8, Sept. 30, Nov. 19)

              Stephen Oke                                                    24/24

        Aristotelis Mistakidis                                               22/24
                                                                   (Absent: Sept. 23, Nov.4)

    Jean-Claude Masangu Mulongo(1)                                           13/24
                                            (Absent: March 27, April 18, June 13, June 23, July 10, July 25, Aug. 5,
                                                              Aug. 22, Sept.23, Sept. 30, Oct. 13)

           Graham Mascall(2)                                                  0/24
========================================================================================================================


Notes:
------
(1)  Jean-Claude Masangu Mulongo resigned as a director effective October 30,
     2008.
(2)  Graham Mascall resigned as a director effective January 11, 2008.

Other Public Company Directorships
----------------------------------

The following table provides details regarding directorships held by the members of the Board in other public companies. No member of the Board serves on the board of any other public company with any other member.

====================================================================================================================
   Director                               Current Directorships Held               Stock Exchange (Symbol)
--------------------------------------------------------------------------------------------------------------------
   Aristotelis Mistakidis                         Recyclex SA                        Euronext Paris (RX)
--------------------------------------------------------------------------------------------------------------------
   Stephen Oke                            International Ferro Metals                      LSE (IFL)
--------------------------------------------------------------------------------------------------------------------
   Terry Robinson                               Evraz Group SA                            LSE (EVR)
                                         Highland Gold Mining Limited                     AIM (HGM)
--------------------------------------------------------------------------------------------------------------------
   Hugh Stoyell                               Sentula Mining Ltd.                         JSE (SNU)
--------------------------------------------------------------------------------------------------------------------
   Robert Wardell                          Allied Nevada Gold Corp.                       TSX (ANV)
                                               Phoenix Coal Inc.                          TSX (PHC)
                                           Nuinsco Resources Limited                      TSX (NWI)
====================================================================================================================

Meetings of Independent Directors
---------------------------------

The independent directors are entitled to hold meetings at which management and non-independent directors are not present, as and when deemed necessary, in order to facilitate candid discussion among the independent directors. In December 2006, the independent directors began holding regular meetings after meetings of the full Board. During the year ended 2008, the independent directors of the Board held a total of 3 meetings. The independent directors are encouraged to ask questions and to review related matters. In addition, any item which could involve a potential conflict of interest among one or more directors is voted on by those directors that are not related to the conflict in question. See "Interests of Informed Persons in Material Transactions".

Orientation and Continuing Education
------------------------------------

New directors of the Company are provided with comprehensive information about the Company. They also have the opportunity to meet with management of the Company and to obtain insight into the Company's business. All of the members of the Board are familiar with the Company's business and many have experience acting as board members of other mining exploration and development companies. As required, individual members of the Board will be provided with continuing education opportunities to ensure that each member maintains the skill and knowledge necessary to meet their obligations as directors of the Company.

Ethical Business Conduct
------------------------

The Company has adopted a code of ethics that applies to all directors, officers and employees. The purpose of the code is to:

o promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

o promote avoidance of conflicts of interest, including disclosure to an appropriate person of any material transaction or relationship that reasonably could be expected to give rise to such a conflict;

o promote full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the securities regulators and in other public communications made by the Company;

o promote compliance with applicable governmental laws, rules and regulations;

o promote the prompt internal reporting to an appropriate person of violations of the code of ethics;

o    promote accountability for adherence to the code of ethics;

o provide guidance to employees, officers and directors of the Company to help them recognize and deal with ethical issues;

o    provide mechanisms to report unethical conduct; and

o    help foster a culture of honesty and accountability for the Company.

The Audit Committee is responsible for compliance issues relating to the code of ethics. Any violations of the code of ethics by any employee, officer or director are grounds for disciplinary action including termination of employment, office and directorship.

A copy of the code of ethics of the Company is available on the Company's profile at www.sedar.com.

Nomination of Directors
-----------------------

The Board, with the assistance of the Corporate Governance Committee, is responsible for identifying and recruiting new candidates for nomination to the Board. The process by which the Board identifies new candidates is through recommendations of the Corporate Governance Committee taking into account the following considerations: (a) the competencies and skills the Board, as a whole, should possess; (b) the competencies and skills that each existing director possesses; (c) the competencies and skills each new nominee will bring to the Board; and (d) whether or not each new nominee can devote sufficient time and resources to his or her duties as a Board member. Pursuant to the Relationship Agreements with Major Shareholders of the Company, George Forrest has the right to appoint two non-executive directors; Glencore Finance, one non-executive director; Cosaf and Pitchley (taken together), one non-executive director and Oakey, one non-executive director. See "Voting Securities and Principal Holders Thereof".

Compensation and the Compensation Committee
-------------------------------------------

The Board, with the assistance of the Compensation Committee, determines appropriate compensation for the directors. The process by which appropriate compensation is determined is through periodic and annual reports from the Compensation Committee on the Company's overall compensation and benefits philosophies with such compensation realistically reflecting the responsibilities and risks of such positions.

The responsibilities of the Compensation Committee include the following:

     o Reviewing, approving and then recommending to the Board salary, bonus, and other benefits, direct or indirect, and any change of control packages of the President and Chief Executive Officer and other members of the senior management team;

     o    Reviewing compensation of the Board on at least an annual basis;

     o    Recommending salary guidelines to the Board;

     o Administering the Company's compensation plans, including stock option plans, outside directors compensation plans, and such other compensation plans or structures as are adopted by the Company from time to time;

     o    Research and identification of trends in employment benefits; and

     o Establishing and periodic review of the Company's policies in the area of management benefits and perquisites.

The Compensation Committee meetings were held on the following dates: March 17, April 29, July 9, July 22, August 4, September 23 and November 3. The members of the Compensation Committee and their attendance are set forth below:

================================================================================================================
                                              Compensation Committee
----------------------------------------------------------------------------------------------------------------
              Name of Member                         Independent (1)                  Meeting Attendance
----------------------------------------------------------------------------------------------------------------
              Robert Wardell                               Yes                      All (except April 29)
              Terry Robinson                               Yes                               All
             Rafael Berber(2)                               No                               All
                Stephen Oke                                Yes                               All
================================================================================================================

Notes:
------
(1) To be considered independent, a member of the Committee must not have any direct or indirect "material relationship" with the Company. A material relationship is a relationship which could, in the view of the Board of the Company, be reasonably expected to interfere with the exercise of a member's independent judgement.
(2)  Chairman of the Compensation Committee.

Audit Committee
---------------

The Audit Committee's charter has been approved by the Board. The Audit Committee meetings were held on the following dates: March 17, May 6, August 4, November 3, December 3 and December 8. The members of the Audit Committee and their attendance are set forth below:

================================================================================================================
                                               Audit Committee
----------------------------------------------------------------------------------------------------------------
            Name of Member                     Independent/Financially                Meeting Attendance
                                                  Literate(1)(2)
----------------------------------------------------------------------------------------------------------------
            Robert Wardell(3)                            Yes                                 All
            Terry Robinson                               Yes                                 All
             Stephen Oke                                 Yes                                 All
================================================================================================================

Notes:
------
(1) To be considered independent, a member of the Committee must not have any direct or indirect "material relationship" with the Company. A material relationship is a relationship which could, in the view of the Board of the Company, be reasonably expected to interfere with the exercise of a member's independent judgement.
(2) To be considered financially literate, a member of the Committee must have the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company's financial statements.
(3)  Chairman of the Audit Committee.

Additional information regarding the Audit Committee is contained in the AIF under the heading "Audit Committee and Related Disclosure" and a copy of the Audit Committee charter is attached to the AIF as Schedule "A". The AIF is available under the Company's profile at www.sedar.com.

Corporate Governance Committee
------------------------------

The responsibilities of the Corporate Governance Committee include reviewing the corporate governance practices of the Company and assessing the functioning and effectiveness of the Board, its committees and its individual members. The Corporate Governance Committee meetings were held on the following dates: April 30, June 27, July 9, July 22, August 4, September 4, September 23, November 3, December 1, December 17, December 22, December 24 and December 31. The members of the Corporate Governance Committee and their attendance are set forth below:

================================================================================================================
                                           Corporate Governance Committee
----------------------------------------------------------------------------------------------------------------
               Name of Member                         Independent (1)                 Meeting Attendance
----------------------------------------------------------------------------------------------------------------
               Stephen Oke(2)                               Yes                              All
               Terry Robinson                               Yes                   All (except December 31)
               Robert Wardell                               Yes                              All
           Aristotelis Mistakidis                            No                   All (except September 23,
                                                                                         November 3)
                Malta Forrest                                No                   All (except September 23,
                                                                                   November 3, December 1,
                                                                                        December 17)
================================================================================================================

Notes:
------
(1) To be considered independent, a member of the Committee must not have any direct or indirect "material relationship" with the Company. A material relationship is a relationship which could, in the view of the Board of the Company, be reasonably expected to interfere with the exercise of a member's independent judgement.
(2)  Chairman of the Corporate Governance Committee.

Health, Safety, Social & Environment Committee
----------------------------------------------

The HSS&E Committee was constituted in August, 2008. The responsibilities of the HSS&E Committee include evaluating the effectiveness of the Company's policies and systems for identifying and managing health, safety, social and environmental risks. The HSS&E Committee's objectives are to ensure compliance with health, safety, social and environmental regulatory requirements and to make recommendations to the Board in light of experience and developments in regulation and best practices. The HSS&E Committee meetings were held on the following dates: August 18 and November 19. The members of the HSS&E Committee and their attendance are set forth below:

================================================================================================================
                               Health, Safety, Social & Environment Committee
----------------------------------------------------------------------------------------------------------------
               Name of Member                          Independent (1)                 Meeting Attendance
----------------------------------------------------------------------------------------------------------------
                Hugh Stoyell                                 Yes                              All
               Stephen Oke(2)                                Yes                              All
                Malta Forrest                                 No                   All (except November 19)
              Steven Isaacs(3)                                No                              All
================================================================================================================

Notes:
------
(1) To be considered independent, a member of the Committee must not have any direct or indirect "material relationship" with the Company. A material relationship is a relationship which could, in the view of the Board of the Company, be reasonably expected to interfere with the exercise of a member's independent judgement.
(2)  Chairman of the HSS&E Committee.
(3)  Non-director member.

Technical Oversight Committee
-----------------------------

The Technical Oversight Committee was constituted in August, 2008. The role of the Technical Oversight Committee is to keep the Board informed of the developments, progress and challenges facing the Company's operations and to provide guidance and support to management to ensure that the Company remains operationally sustainable and successful. The Technical Oversight Committee meetings were held on the following dates: August 18 and November 19. The members of the Techincal Oversight Committee and their attendance are set forth below:

==================================================================================================================
                                          Technical Oversight Committee
------------------------------------------------------------------------------------------------------------------
            Name of Member                         Independent (1)                    Meeting Attendance
------------------------------------------------------------------------------------------------------------------
       Aristotelis Mistakidis(2)                         No                                  All
              Stephen Oke                                Yes                                 All
             Malta Forrest                               No                        None (Absent August 18,
                                                                                         November 19)
           Steven Isaacs(3)                              No                                  All
==================================================================================================================

Notes:
------
(1) To be considered independent, a member of the Committee must not have any direct or indirect "material relationship" with the Company. A material relationship is a relationship which could, in the view of the Board of the Company, be reasonably expected to interfere with the exercise of a member's independent judgement.
(2)  Chairman of the Technical Oversight Committee.
(3)  Non-director member.

Board Assessments
-----------------

As a result of the Company's limited level of activity until recently, the process for evaluating individual members of the Board and the Board as a whole has been informal. In the future, the Corporate Governance Committee will establish formal procedures for assessing individual directors, committees and the Board as a whole.

                                  OTHER MATTERS

As at the date hereof, the Company does not know of any other matters to come before the Meeting other than those referred to in the Notice of Annual General Meeting. Should any other matters properly come before the Meeting, the shares represented by the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the persons voting the proxies.

                             ADDITIONAL INFORMATION

Additional information relating to the Company is available on SEDAR at www.sedar.com. Shareholders may contact the Company at 15 Golden Square, London, England, W1F 9JG by mail, telecopier (44 2074405801), telephone (44 2074405800) or e-mail adhir@katangamining.com) to request copies of the Company's financial statements and MD&A.

Financial information for the Company's most recently completed financial year is provided in its comparative financial statements and MD&A which are filed on SEDAR.

                               DIRECTORS' APPROVAL

The contents of this Circular and the sending thereof to the shareholders of the Company have been approved by the Board.

BY ORDER OF THE BOARD,

Signed "Hugh Stoyell"
Non-Executive Chairman

April 3, 2009